KIRKPATRICK & LOCKHART LLP
                1800 Massachusetts Avenue, N.W.
                           2nd Floor
                  Washington, D.C.  20036-1800

                    Telephone (202) 778-9000
                    Facsimile (202) 778-9100




                         February 25, 1997



Legg Mason Income Trust, Inc.
111 South Calvert Street
Baltimore, Maryland 21202

Dear Sir or Madam:

     Legg Mason Income Trust, Inc. ("Company") is a corporation organized underthe laws of the State of Maryland by Articles of Incorporation dated April 28,1987. We understand that the Company is about to file Rule 24f-2 Notices pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, for the purpose of making definite the number of shares of its capital stock, par value $.001 per share ("Shares"), in the following four series: U.S. Government Intermediate-Term Portfolio, Investment Grade Income Portfolio, U.S. Government Money Market Portfolio and High Yield Portfolio, which it has registered under the Securities Act of 1933, as amended, and which were sold during the fiscal year ended December 31, 1996.

     We have, as counsel, participated in various corporate and other matters relating to the Company. We have examined copies of the Articles of Incorporation and By-Laws, as now in effect, the minutes of meetings of the directors and other documents relating to the organization and operation of the Company, and we are generally familiar with its affairs. Based on the foregoing, it is our opinion that the Shares of the Company sold during the fiscal year ended December 31, 1996, the registration of which will be made definite by the filing of the Rule 24f-2 Notices referred to above, were legally issued, fully paid and non-assessable. We express no opinion as to compliance with the Securities Act of 1933, the Investment Company Act of 1940 or applicable state securities laws in connection with the sales of Shares.

     We hereby consent to this opinion accompanying the Rule 24f-2 Notices which you are about to file with the Securities and Exchange Commission. We also consent to the reference to our firm

Kirkpatrick & Lockhart LLP

Legg Mason Income Trust, Inc.
February 25, 1997
Page 2




under the caption "The Fund's Legal Counsel" in the statement of additional information incorporated by reference into the prospectus of the Company and filed as part of the Company's registration statement.


                              Very truly yours,

                              KIRKPATRICK & LOCKHART LLP



                              By: /s/Arthur C. Delibert
                                   Arthur C. Delibert